Exhibit 10.7

Confidential

AMENDMENT AGREEMENT NO. 2

This Amendment Agreement No. 2 (this “Amendment”) is made and entered into as of this 17th day of June 2015, by and between SoftBank Corp., a Japanese corporation (“Softbank”), and Yahoo! Inc., a Delaware corporation (“Yahoo!”) to amend that certain Joint Venture Agreement, dated as of April 1, 1996 (the “Original Joint Venture Agreement”), by and between Softbank and Yahoo!, as amended by that certain Amendment Agreement, dated September 17, 1997 (the “First Amendment”), by and between Softbank and Yahoo! (as amended, the “Joint Venture Agreement”). Capitalized terms not defined herein shall have the meanings given to them in the Joint Venture Agreement.

WHEREAS, Section 1(a) of the First Amendment amended Section 6 of the Original Joint Venture Agreement in its entirety;

WHEREAS, Softbank and Yahoo! now desire further to amend Section 6 of the Joint Venture Agreement to reflect certain agreed changes to the structure and composition of the Board of Directors of Yahoo! Japan Corporation, a Japanese corporation (the “Company or Yahoo! Japan”);

NOW, THEREFORE, in exchange for good and valuable consideration, the adequacy of which is hereby acknowledged, Softbank and Yahoo! hereby agree as follows:

1.	Amendment of Joint Venture Agreement

Section 6 of the Joint Venture Agreement is hereby amended to read in its entirety as follows:

“6.	Board of Directors

  The Board of Directors of the Company shall be elected pursuant to the Articles of Incorporation of the Company and applicable laws of Japan. Softbank and Yahoo! agree to vote their shares so as to elect two Softbank representatives and two Yahoo! representatives to the Board of Directors of the Company, so long as the party so represented continues to hold at least 5% of the Company’s issued and outstanding shares. Softbank and Yahoo! further agree that the authorized number of directors will be set at 9, and that they will not vote to increase or decrease the authorized number of directors without each other’s consent.”

2.	Remainder of Joint Venture Agreement

Except as expressly amended hereunder, all of the terms of the Joint Venture Agreement remain in full force and effect.

3.	Governing Law; Counterparts

This Amendment shall be governed and construed in accordance with the laws of Japan. This Agreement may be executed in counterparts, which together shall constitute one document and be binding on both of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

YAHOO! INC.		SOFTBANK CORPORATION

By:	/s/ Ronald S. Bell	By:	/s/ Masayoshi Son

Name:	Ronald S. Bell	Name:	Masayoshi Son

Title:	General Counsel and Secretary	Title:	Chairman & CEO

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